Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2013 Results

Fourth Quarter Highlights

  Strong Fee Income Drives GAAP EPS of $0.22
  Linked Quarter Commercial Loan Growth of 5.3%
  Linked Quarter Core Deposit Growth of 1.7%
  Continued Improvement in Credit Quality with Lower Loan Loss Provision

LITITZ, Pa.--(BUSINESS WIRE)--January 22, 2014--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the fourth quarter ended December 31, 2013 of $41.3 million, or $0.22 per diluted share, compared to $43.2 million, or $0.23 per diluted share, for the fourth quarter of 2012. Net income for the year ended 2013 was $173.7 million, or $0.92 per diluted share, compared with $141.2 million, or $0.77 per diluted share for the same period in 2012.

“2013 was a year of many accomplishments, including the achievement of record earnings,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “In acknowledgment of the transformation occurring in our industry and our position as a top 50 bank, we are in the midst of a multi-year strategy to strengthen our focus on building enduring relationships with customers and structure an organization that is optimally positioned to compete in the future. The investments in people, processes and systems needed to secure this position are ongoing and vital given the dynamic nature of our business.”

Linked Quarter Results (Fourth Quarter 2013 vs. Third Quarter 2013)

  Loans and leases increased $199.6 million or 1.5% from September 30, 2013 to $13.6 billion at December 31, 2013. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 5.3%.
    Real estate – construction loans decreased 3.8%.
    Real estate secured – residential loans increased 1.4%.
    Real estate secured – commercial loans decreased 1.0%.
    Consumer loans increased 1.9%.
    Leases increased 6.2%.
  Total deposits increased $147.7 million or 1.2% from September 30, 2013 to $12.9 billion at December 31, 2013. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing demand deposits increased 2.2%.
    Interest-bearing demand deposits increased 1.6%.
    Savings deposits increased 1.1%.
    Time deposits decreased 0.1%.
  Net interest margin declined 12 basis points to 3.60% for the fourth quarter of 2013, compared to 3.72% for the third quarter of 2013. Net interest margin (excluding purchase accounting) (1) declined 9 basis points to 3.45% for the fourth quarter of 2013, compared to 3.54% for the third quarter of 2013.
  Non-interest income increased to $50.7 million for the fourth quarter of 2013, compared to $41.3 million for the third quarter. The fourth quarter included a gain on sale of branch properties of $5.0 million related to the sale leaseback transaction completed in December 2013. Solid performance in fee income activities, especially capital markets, also contributed to the linked quarter increase.
  Non-interest expense for the fourth quarter of 2013 increased to $135.7 million, compared to $117.7 million in the third quarter. The fourth quarter included branch consolidation costs of $6.6 million. The primary driver of the remaining increase was stronger than anticipated fourth quarter results, particularly in commercial loan growth, that resulted in additional incentive compensation expense. Additionally, in the third quarter there was an adjustment in benefits accrual which reduced expenses.
  The efficiency ratio (1) for the fourth quarter of 2013 increased to 68.84%, compared to 61.62% in the third quarter. The primary drivers of the increase were higher salary and benefit expenses and branch consolidation costs partially offset by a gain on sale of branch properties.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.86% at December 31, 2013, compared to 0.89% at September 30, 2013. Due to continued improvement in asset quality, the provision for loan and lease losses in the fourth quarter decreased to $2.0 million compared to $5.0 million in the third quarter. Net charge-offs for the fourth quarter decreased to $11.1 million, or 0.33% of average loans, compared to $16.9 million, or 0.50% of average loans, for the third quarter. As a result, the allowance for loan and lease losses was $157.6 million at December 31, 2013, representing 1.16% of total loans and leases and 156% of nonaccrual loans and leases, compared to $166.7 million at September 30, 2013, representing 1.25% of total loans and leases and 164% of nonaccrual loans and leases.

Full Year Results (2013 vs. 2012)

  Loans and leases increased $681.3 million or 5.3% from December 31, 2012 to $13.6 billion at December 31, 2013. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 5.3%.
    Real estate - construction loans decreased 13.2%.
    Real estate secured - residential loans increased 3.4%.
    Real estate secured - commercial loans increased 2.6%.
    Consumer loans increased 13.1%.
    Leases increased 35.4%.
  Total deposits increased $289.3 million or 2.3% from December 31, 2012 to $12.9 billion as of December 31, 2013. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing demand deposits decreased 3.0%.
    Interest-bearing demand deposits increased 3.8%.
    Savings deposits increased 4.4%.
    Time deposits increased 2.1%.
  Net interest margin decreased 22 basis points to 3.79% compared to 4.01% for 2012. Net interest margin (excluding purchase accounting) (1) declined 16 basis points to 3.53% in 2013, compared to 3.69% for 2012.
  Non-interest income increased to $183.7 million in 2013, compared to $166.8 million in 2012. Full year 2013 included a gain on sale of branch properties of $5.0 million related to the sale leaseback transaction completed in December 2013.
  Non-interest expense was $490.8 million in 2013, compared to $490.0 million in 2012.
  The efficiency ratio (1) for 2013 increased to 62.55% from 60.37% in 2012, calculated after excluding merger related expenses and losses on the extinguishment of debt in 2012.
  Net charge-offs as a percentage of average loans and leases for 2013 was 0.44% compared to 0.55% for 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 0.86% at December 31, 2013 compared to 0.96% at December 31, 2012. The provision for loan and lease losses for 2013 was $31.0 million, compared to $64.0 million for 2012. The allowance for loan and lease losses was $157.6 million at December 31, 2013, representing 1.16% of total loans and leases and 156% of nonaccrual loans and leases, compared to $184.0 million at December 31, 2012, representing 1.43% of total loans and leases and 188% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for 2013 finished at 0.95% and 13.57%, respectively. This compared to results of 0.81% and 12.03%, for the same measurements, respectively, for 2012.
  Susquehanna’s capital ratios continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.58%, Tier 1 risk-weighted capital ratio of 11.68%, Total risk-weighted capital ratio of 13.01% and a Leverage ratio of 9.54%, each as of December 31, 2013. Based on a preliminary analysis of the new capital rules approved in July 2013, management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of December 31, 2013 if they were effective on that date.

(1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  As a result of the issuance of an interim final rule (“IFR”) published by federal regulatory agencies on January 14, 2014, Susquehanna’s trust preferred securities (“TruPS”) collateralized debt obligations will remain permissible holdings under the final rule adopted under Section 619 of the Dodd-Frank Act (commonly referred to as the “Volcker Rule”) and the IFR because they were invested primarily in 'qualifying TruPS collateral.'
  On December 23, 2013, Susquehanna Bank closed the sale of a portfolio of 30 of its branch bank properties. The aggregate sale price was $57.1 million with proceeds received of $54.2 million, net of closing costs and pre-paid rent. Contemporaneous with the sale, Susquehanna Bank entered into long-term lease agreements pursuant to which Susquehanna Bank will lease back the properties. The transaction was reported on a Form 8-K dated December 23, 2013, which was filed with the Securities and Exchange Commission on December 26, 2013.
  On January 15, 2014, Susquehanna’s Board of Directors declared a first quarter dividend of $0.08 per common share, payable February 20, 2014 to shareholders of record as of January 30, 2014.

Susquehanna will broadcast its fourth quarter and full year 2013 results conference call over the Internet on January 23, 2014, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2013 financial results. The discussion may also include forward-looking statements relating to customer relationship strategies; 2014 performance; loan and deposit volume and growth; fee income activities and revenues; and the impact of purchase accounting benefit on financial results. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s website. The event may be accessed by selecting "Investor Relations" near the bottom of the home page and clicking on the fourth quarter webcast link. To listen to the live call, please go to the website at least 15 minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the website shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18.5 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. The risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; interest rate movements; changes in credit quality; deteriorating economic conditions; other risks and uncertainties; our success at managing the risks involved in the foregoing items; and the other factors detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Twelve Months YTD
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Balance Sheet (EOP)
Investments	$2,533,456	$2,644,162	$2,494,178	$2,552,600	$2,730,335	$2,533,456	$2,730,335
Loans and leases	13,576,086	13,376,454	13,157,762	12,999,703	12,894,741	13,576,086	12,894,741
Allowance for loan and lease losses	157,608	166,740	178,594	176,377	184,020	157,608	184,020
Total assets	18,473,489	18,481,150	18,083,039	17,967,174	18,037,667	18,473,489	18,037,667
Deposits	12,869,372	12,721,685	12,764,232	12,691,432	12,580,046	12,869,372	12,580,046
Other short-term borrowings	555,740	688,456	706,065	786,251	817,577	555,740	817,577
Federal Home Loan Bank borrowings	1,531,282	1,593,272	1,161,995	1,044,480	1,199,062	1,531,282	1,199,062
Other long-term debt	453,260	457,804	489,002	501,559	513,401	453,260	513,401
Shareholders' equity	2,717,587	2,679,348	2,644,940	2,639,489	2,595,909	2,717,587	2,595,909

Average Balance Sheet
Investments	$2,616,807	$2,584,212	$2,503,991	$2,603,595	$2,764,886	$2,577,207	$2,707,508
Loans and leases	13,421,474	13,290,513	13,110,128	12,929,365	12,725,886	13,189,499	12,321,328
Total earning assets	16,124,369	15,960,228	15,720,859	15,642,309	15,604,029	15,863,531	15,137,244
Total assets	18,437,954	18,258,982	18,071,466	18,031,127	18,018,889	18,201,159	17,531,297
Deposits	12,806,503	12,794,022	12,867,874	12,640,550	12,602,430	12,777,738	12,256,107
Other short-term borrowings	671,923	758,079	728,497	817,816	810,517	743,718	732,209
Federal Home Loan Bank borrowings	1,502,120	1,285,276	1,041,577	1,155,637	1,166,765	1,247,209	1,076,962
Other long-term debt	455,787	475,655	496,240	508,541	560,906	483,888	662,027
Shareholders' equity	2,679,242	2,642,806	2,648,314	2,614,319	2,597,254	2,646,339	2,511,604

Income Statement
Net interest income	$142,688	$145,949	$148,097	$149,206	$155,304	$585,940	$591,238
Provision for loan and lease losses	2,000	5,000	12,000	12,000	13,000	31,000	64,000
Noninterest income	50,666	41,343	49,076	42,644	43,772	183,729	166,759
Noninterest expense	135,672	117,701	119,738	117,729	125,277	490,840	490,017
Income before taxes	55,682	64,591	65,435	62,121	60,799	247,829	203,980
Provision for income taxes	14,341	20,300	19,787	19,722	17,625	74,150	62,808
Net income	41,341	44,291	45,648	42,399	43,174	173,679	141,172
Basic earnings per common share	0.22	0.24	0.24	0.23	0.23	0.93	0.77
Diluted earnings per common share	0.22	0.24	0.24	0.23	0.23	0.92	0.77
Cash dividends paid per common share	0.08	0.08	0.08	0.00	0.14	0.24	0.28

Asset Quality
Net charge-offs (NCOs)	$11,132	$16,854	$9,784	$19,643	$15,877	$57,412	$68,080

Nonaccrual loans and leases	$100,815	$101,976	$105,110	$103,351	$97,767	$100,815	$97,767
Foreclosed real estate	16,555	17,760	18,349	22,557	26,245	16,555	26,245
Total nonperforming assets (NPAs)	$117,370	$119,736	$123,459	$125,908	$124,012	$117,370	$124,012

Restructured loans	$72,133	$69,975	$63,822	$65,773	$67,775	$72,133	$67,775
Loans and leases 90 days past due	9,757	8,655	7,203	6,396	8,209	9,757	8,209

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Twelve Months YTD
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Credit Quality
NCOs / Average loans and leases	0.33%	0.50%	0.30%	0.62%	0.50%	0.44%	0.55%
NPAs / Loans and leases + foreclosed real estate	0.86%	0.89%	0.94%	0.97%	0.96%	0.86%	0.96%
ALLL / Nonaccrual loans and leases	156.33%	163.51%	169.91%	170.66%	188.22%	156.33%	188.22%
ALLL / Total loans and leases	1.16%	1.25%	1.36%	1.36%	1.43%	1.16%	1.43%

Profitability
Return on average assets	0.89%	0.96%	1.01%	0.95%	0.95%	0.95%	0.81%
Return on average equity	6.12%	6.65%	6.91%	6.58%	6.61%	6.56%	5.62%
Return on average tangible equity (1)	12.49%	13.67%	14.30%	13.87%	14.01%	13.57%	12.03%
Net interest margin	3.60%	3.72%	3.88%	3.97%	4.06%	3.79%	4.01%
Efficiency ratio (1)	68.84%	61.62%	59.57%	60.17%	60.96%	62.55%	60.37%

Per Share Data (EOP)
Closing share price	$12.84	$12.53	$12.85	$12.43	$10.48	$12.84	$10.48
Stated book value per common share	14.50	14.31	14.14	14.13	13.92	14.50	13.92
Tangible book value per common share (1)	7.52	7.32	7.13	7.10	6.88	7.52	6.88
Price/Book Value	88.52%	87.56%	90.86%	87.97%	75.31%	88.52%	75.31%
Price/Tangible Book Value	170.74%	171.17%	180.22%	175.07%	152.33%	170.74%	152.33%
Number of outstanding shares ('000)	187,363	187,225	187,023	186,800	186,554	187,363	186,554

Capital Ratios
Tangible common ratio (1)	8.44%	8.22%	8.21%	8.22%	7.94%	8.44%	7.94%
Tier 1 common ratio	10.58%	10.41%	10.41%	10.20%	9.94%	10.58%	9.94%
Leverage ratio	9.54%	9.47%	9.42%	9.23%	8.98%	9.54%	8.98%
Tier 1 capital ratio	11.68%	11.52%	11.54%	11.34%	11.08%	11.68%	11.08%
Total risk-based capital ratio	13.01%	12.92%	12.94%	12.88%	12.63%	13.01%	12.63%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	December	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Assets
Cash and due from banks	$305,357	$377,730	$367,902	$291,434	$277,042
Unrestricted short-term investments	37,967	30,663	30,759	38,662	39,550
Cash and cash equivalents	343,324	408,393	398,661	330,096	316,592
Interest-bearing deposits held by consolidated variable interest entities that can be
used only to settle obligations of the consolidated variable interest entities	2,347	2,138	5,356	4,304	4,423
Restricted short-term investments	42,913	44,928	45,341	68,020	75,203
Securities available for sale	2,375,224	2,483,375	2,343,429	2,400,626	2,577,901
Restricted investment in bank stocks	158,232	160,787	150,749	151,974	152,434
Loans and leases, net of deferred costs and fees	13,503,392	13,300,309	13,005,013	12,840,305	12,728,082
Loans held by consolidated variable interest entities that can be used only to settle
obligations of the consolidated variable interest entities	72,694	76,145	152,749	159,398	166,659
Less: Allowance for loan and lease losses	157,608	166,740	178,594	176,377	184,020
Net loans and leases	13,418,478	13,209,714	12,979,168	12,823,326	12,710,721
Premises and equipment, net	173,542	189,096	187,826	186,102	188,983
Other real estate and foreclosed assets	17,573	18,729	19,319	26,302	31,017
Accrued interest receivable	41,690	41,715	42,665	44,202	40,304
Bank-owned life insurance	449,320	449,419	451,278	450,351	450,270
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,270,359
Intangible assets with finite lives	32,262	33,666	35,737	38,209	41,332
Deferred income tax assets	6,472	7,921	7,999	7,594	4,685
Other assets	136,673	155,830	140,072	160,629	173,443
Total assets	$18,473,489	$18,481,150	$18,083,039	$17,967,174	$18,037,667
Liabilities and Shareholders' Equity
Deposits	$12,869,372	$12,721,685	$12,764,232	$12,691,432	$12,580,046
Federal Home Loan Bank short-term borrowings	1,450,000	1,510,000	1,070,000	948,000	1,098,000
Other short-term borrowings	555,740	688,456	706,065	786,251	817,577
Federal Home Loan Bank long-term borrowings	81,282	83,272	91,995	96,480	101,062
Other long-term debt	250,227	250,229	250,231	251,019	251,021
Junior subordinated debentures	155,002	154,983	154,964	154,946	154,927
Long-term debt of consolidated variable interest entities for which creditors do not
have recourse to Susquehanna's general credit	48,031	52,592	83,807	95,594	107,453
Accrued interest, taxes, and expenses payable	82,150	101,040	78,211	61,265	81,808
Deferred income tax liabilities	70,308	52,214	31,694	29,694	14,475
Other liabilities	193,790	187,331	206,900	213,004	235,389
Total liabilities	15,755,902	15,801,802	15,438,099	15,327,685	15,441,758
Shareholders' equity:
Common stock	375,353	374,982	374,566	374,118	373,623
Treasury stock	(2,531)	(1,918)	(1,875)	(1,871)	(1,850)
Additional paid-in capital	1,652,116	1,651,382	1,649,636	1,648,062	1,645,958
Retained earnings	744,215	717,850	688,535	657,835	615,436
Accumulated other comprehensive loss	(51,566)	(62,948)	(65,922)	(38,655)	(37,258)
Total shareholders' equity	2,717,587	2,679,348	2,644,940	2,639,489	2,595,909
Total liabilities and shareholders' equity	$18,473,489	$18,481,150	$18,083,039	$17,967,174	$18,037,667

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
Commercial, financial, and agricultural	$2,394,847	$2,273,735	$2,289,159	$2,312,660	$2,273,611
Real estate - construction	735,877	765,246	769,722	779,344	847,781
Real estate secured - residential	4,204,430	4,145,522	4,098,938	4,077,810	4,065,818
Real estate secured - commercial	4,068,816	4,109,329	4,029,454	3,971,438	3,964,608
Consumer	953,000	935,117	908,328	859,664	842,552
Leases	1,219,116	1,147,505	1,062,161	998,787	900,371
Total loans and leases	$13,576,086	$13,376,454	$13,157,762	$12,999,703	$12,894,741

	Deposits
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
Demand	$1,913,526	$1,871,461	$1,931,874	$1,917,719	$1,973,664
Interest-bearing demand	6,053,482	5,957,982	5,868,390	5,936,099	5,829,147
Savings	1,077,923	1,065,699	1,086,184	1,077,446	1,032,293
Core deposits	9,044,931	8,895,142	8,886,448	8,931,264	8,835,104
Time less than $100	2,113,209	2,103,650	2,152,539	2,205,304	2,262,262
Time of $100 or more	1,711,232	1,722,893	1,725,245	1,554,864	1,482,680
Total deposits	$12,869,372	$12,721,685	$12,764,232	$12,691,432	$12,580,046

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
Commercial, financial, and agricultural	$16,827	$10,048	$10,810	$9,542	$10,464
Real estate - construction	13,230	16,497	13,243	18,945	14,817
Real estate secured - residential	23,365	27,878	31,945	30,372	28,440
Real estate secured - commercial	46,147	45,906	48,010	43,341	42,621
Consumer	47	177	40	37	43
Leases	1,199	1,470	1,062	1,114	1,382
Total nonaccrual loans and leases	$100,815	$101,976	$105,110	$103,351	$97,767

	Restructured Loans
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
Commercial, financial, and agricultural	$6,885	$9,609	$9,200	$14,863	$8,744
Real estate - construction	615	331	334	937	940
Real estate secured - residential	31,623	26,848	23,207	20,172	23,224
Real estate secured - commercial	31,295	31,766	29,482	28,689	33,589
Consumer	1,715	1,421	1,599	1,112	1,278
Total restructured loans	$72,133	$69,975	$63,822	$65,773	$67,775

	Net Charge-offs (Recoveries)
	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Commercial, financial, and agricultural	$(480)	$3,731	$8,790	$8,041	$233
Real estate - construction	(3,312)	6,504	(555)	4,301	3,311
Real estate secured - residential	2,724	3,524	2,006	2,362	3,738
Real estate secured - commercial	11,060	2,007	(1,241)	3,881	6,704
Consumer	330	726	549	236	707
Leases	810	362	235	822	1,184
Total net charge-offs	$11,132	$16,854	$9,784	$19,643	$15,877

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2013	2013	2013	2013	2012	2013	2012

Net interest income	$142,688	$145,949	$148,097	$149,206	$155,304	585,940	591,238
Provision for loan and lease losses	2,000	5,000	12,000	12,000	13,000	31,000	64,000
Net interest income, after provision for loan and lease losses	140,688	140,949	136,097	137,206	142,304	554,940	527,238
Noninterest Income:
Service charges on deposit accounts	9,456	9,514	9,347	8,672	9,158	36,989	34,428
Vehicle origination and servicing fees	3,057	2,907	2,407	3,354	3,746	11,725	10,366
Wealth management commissions and fees	13,048	12,606	13,289	12,390	11,882	51,333	47,705
Commissions on property and casualty insurance sales	4,023	3,872	4,360	4,542	3,749	16,797	15,894
Other commissions and fees	7,577	5,276	6,686	5,237	6,680	24,776	21,510
Income from bank-owned life insurance	1,492	1,493	1,520	1,508	1,603	6,013	6,471
Mortgage banking revenue	2,483	2,237	3,998	4,110	4,835	12,828	17,805
Net realized gain (loss) on sales of securities	(1,343)	2	(71)	18	(200)	(1,394)	1,433
Realized gain on sale of branch properties	4,945	0	0	0	0	4,945	0
Other	5,928	3,436	7,540	2,813	2,319	19,717	11,147
Total noninterest income	50,666	41,343	49,076	42,644	43,772	183,729	166,759
Noninterest Expenses:
Salaries and employee benefits	70,837	61,879	66,888	63,034	66,865	262,638	251,583
Occupancy	11,727	11,352	11,154	11,215	11,345	45,448	45,231
Furniture and equipment	3,865	3,661	3,747	3,578	3,976	14,851	15,725
Professional and technology services	6,404	7,173	5,831	5,729	6,697	25,137	26,166
Advertising and marketing	3,390	3,092	2,369	3,203	3,029	12,054	12,317
FDIC insurance	6,118	5,421	4,541	3,798	5,264	19,878	20,486
Legal fees	1,968	1,774	1,810	1,870	2,178	7,422	8,150
Amortization of intangible assets	2,803	2,502	3,053	3,268	3,272	11,626	12,525
Vehicle lease disposal	1,216	1,193	1,313	1,290	1,361	5,012	6,342
Merger related	0	0	0	0	1,054	0	17,351
Loss on extinguishment of debt	0	0	0	0	409	0	5,860
Branch consolidation costs	6,603	0	0	0	0	6,603	0
Other	20,741	19,654	19,032	20,744	19,827	80,171	68,281
Total noninterest expenses	135,672	117,701	119,738	117,729	125,277	490,840	490,017
Income before income taxes	55,682	64,591	65,435	62,121	60,799	247,829	203,980
Provision for income taxes	14,341	20,300	19,787	19,722	17,625	74,150	62,808
Net Income	$41,341	$44,291	$45,648	$42,399	$43,174	$173,679	$141,172

Earnings per common share:
Basic	$0.22	$0.24	$0.24	$0.23	$0.23	$0.93	$0.77
Diluted	$0.22	$0.24	$0.24	$0.23	$0.23	$0.92	$0.77
Cash dividends per common share	$0.08	$0.08	$0.08	$0.00	$0.14	$0.24	$0.28
Average common shares outstanding:
Basic	187,186	187,096	186,812	186,607	186,353	186,927	182,896
Diluted	188,078	188,109	187,723	187,442	186,990	187,835	183,578

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
	December 31, 2013			September 30, 2013			December 31, 2013			December 31, 2012
	Average			Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$86,088	$20	0.09	$85,503	$16	0.07	$96,825	$108	0.11	$108,408	$144	0.13
Investment securities:
Taxable(1)	2,227,191	12,055	2.15	2,191,743	11,937	2.16	2,182,121	46,248	2.12	2,320,582	53,659	2.31
Tax-exempt(1)(2)	389,616	5,403	5.50	392,469	5,450	5.51	395,086	21,835	5.53	386,926	22,518	5.82
Total investment securities	2,616,807	17,458	2.65	2,584,212	17,387	2.67	2,577,207	68,083	2.64	2,707,508	76,177	2.81
Loans and leases, (net):
Taxable(3)	13,003,680	148,469	4.53	12,888,591	152,275	4.69	12,772,845	614,158	4.81	11,934,701	628,426	5.27
Tax-exempt(2)(3)	417,794	5,289	5.02	401,922	5,133	5.07	416,654	21,038	5.05	386,627	21,175	5.48
Total loans and leases	13,421,474	153,758	4.55	13,290,513	157,408	4.70	13,189,499	635,196	4.82	12,321,328	649,601	5.27

Total interest-earning assets	16,124,369	171,236	4.21	15,960,228	174,811	4.35	15,863,531	703,387	4.43	15,137,244	725,922	4.80
Allowance for loan and lease losses	(165,298)			(177,853)			(176,782)			(189,368)
Other non-earning assets	2,478,883			2,476,607			2,514,410			2,583,421

Total assets	$18,437,954			$18,258,982			$18,201,159			$17,531,297

Liabilities
Deposits:
Interest-bearing demand	$6,058,107	3,915	0.26	$5,936,693	3,904	0.26	$5,968,726	16,661	0.28	$5,453,701	20,603	0.38
Savings	1,075,598	286	0.11	1,075,734	286	0.11	1,070,248	1,144	0.11	989,123	1,208	0.12
Time	3,791,625	9,597	1.00	3,870,542	10,229	1.05	3,833,262	42,713	1.11	3,939,528	47,168	1.20
Other short-term borrowings	671,923	2,146	1.27	758,079	2,242	1.17	743,718	8,695	1.17	732,209	8,711	1.19
FHLB borrowings	1,502,120	4,704	1.24	1,285,276	4,199	1.30	1,247,209	16,329	1.31	1,076,962	13,723	1.27
Long-term debt	455,787	4,158	3.62	475,655	4,268	3.56	483,888	16,900	3.49	662,027	27,979	4.23

Total interest-bearing liabilities	13,555,160	24,806	0.73	13,401,979	25,128	0.74	13,347,051	102,442	0.77	12,853,550	119,392	0.93
Demand deposits	1,881,173			1,911,053			1,905,502			1,873,755
Other liabilities	322,379			303,144			302,267			292,388

Total liabilities	15,758,712			15,616,176			15,554,820			15,019,693

Equity	2,679,242			2,642,806			2,646,339			2,511,604

Total liabilities & shareholders' equity	$18,437,954			$18,258,982			$18,201,159			$17,531,297

Net interest income / yield on average earning assets		$146,430	3.60		$149,683	3.72		$600,945	3.79		$606,530	4.01
Taxable equivalent adjustment		(3,742)			(3,734)			(15,005)			(15,292)
Net interest income - as reported		$142,688			$145,949			$585,940			$591,238

(1)	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

(3)	Average loan balances include non-accrual loans.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						12 Months Ended
(Dollars and share data in thousands)						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Efficiency Ratio
Other expense	$135,672	$117,701	$119,738	$117,729	$125,277	$490,840	$490,017
Less: Merger related expenses	0	0	0	0	(1,054)	0	(17,351)
Loss on extinguishment of debt	0	0	0	0	(409)	0	(5,860)
Noninterest operating expense (numerator)	$135,672	$117,701	$119,738	$117,729	$123,814	$490,840	$466,806

Taxable-equivalent net interest income	$146,430	$149,683	$151,916	$153,021	$159,332	600,945	$606,530
Other income	50,666	41,343	49,076	42,644	43,772	183,729	166,759
Noninterest operating income (denominator)	$197,096	$191,026	$200,992	$195,665	$203,104	$784,674	$773,289
Efficiency ratio	68.84%	61.62%	59.57%	60.17%	60.96%	62.55%	60.37%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,717,587	$2,679,348	$2,644,940	$2,639,489	$2,595,909	$2,717,587	$2,595,909
Goodwill and other intangible assets (1)	(1,264,839)	(1,263,928)	(1,265,016)	(1,266,610)	(1,263,563)	(1,264,839)	(1,263,563)
Tangible common equity (numerator)	$1,452,748	$1,415,420	$1,379,924	$1,372,879	$1,332,346	$1,452,748	$1,332,346

Assets	$18,473,489	$18,481,150	$18,083,039	$17,967,174	$18,037,667	$18,473,489	$18,037,667
Goodwill and other intangible assets (1)	(1,264,839)	(1,263,928)	(1,265,016)	(1,266,610)	(1,263,563)	(1,264,839)	(1,263,563)
Tangible assets (denominator)	$17,208,650	$17,217,222	$16,818,023	$16,700,564	$16,774,104	$17,208,650	$16,774,104
Tangible common ratio	8.44%	8.22%	8.21%	8.22%	7.94%	8.44%	7.94%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						12 Months Ended
(Dollars and share data in thousands)						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Return on Average Tangible Equity
Income statement data
Net income	$41,341	$44,291	$45,648	$42,399	$43,174	$173,679	$141,172
Amortization of intangibles, net of taxes at 35%	1,822	1,626	1,984	2,124	2,127	7,557	8,141
Net tangible income (numerator)	$43,163	$45,917	$47,632	$44,523	$45,301	$181,236	$149,313

Average balance sheet data
Shareholders' equity	$2,679,242	$2,642,806	$2,648,314	$2,614,319	$2,597,254	$2,646,339	$2,511,604
Goodwill and other intangible assets	(1,308,690)	(1,310,155)	(1,312,257)	(1,312,662)	(1,311,192)	(1,310,928)	(1,270,053)
Tangible common equity (denominator)	$1,370,552	$1,332,651	$1,336,057	$1,301,657	$1,286,062	$1,335,411	$1,241,551

Return on equity (GAAP basis)	6.12%	6.65%	6.91%	6.58%	6.61%	6.56%	5.62%
Effect of goodwill and other intangibles	6.37%	7.02%	7.39%	7.29%	7.40%	7.01%	6.41%
Return on average tangible equity	12.49%	13.67%	14.30%	13.87%	14.01%	13.57%	12.03%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,717,587	$2,679,348	$2,644,940	$2,639,489	$2,595,909	$2,717,587	$2,595,909
Goodwill and other intangible assets	(1,307,701)	(1,309,105)	(1,311,176)	(1,313,648)	(1,311,691)	(1,307,701)	(1,311,691)
Tangible common equity (numerator)	$1,409,886	$1,370,243	$1,333,764	$1,325,841	$1,284,218	$1,409,886	$1,284,218

Common shares outstanding (denominator)	187,363	187,225	187,023	186,800	186,554	187,363	186,554

Tangible book value per common share	$7.52	$7.32	$7.13	$7.10	$6.88	$7.52	$6.88

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Twelve Months Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.60%	3.72%	3.88%	3.97%	4.06%	3.79%	4.01%
Adjustments for purchase accounting:
Loans and leases	-0.11%	-0.13%	-0.27%	-0.27%	-0.23%	-0.20%	-0.17%
Deposits	-0.03%	-0.04%	-0.06%	-0.07%	-0.08%	-0.05%	-0.11%
Borrowings	-0.01%	-0.01%	-0.01%	-0.01%	-0.09%	-0.01%	-0.04%
Net Interest Margin (excluding purchase accounting)	3.45%	3.54%	3.54%	3.62%	3.66%	3.53%	3.69%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548